Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 17, 2023 (the “Closing Date”), Crown Crafts, Inc. (the “Company”) completed the acquisition of Manhattan Group, LLC (“Manhattan Group”) (the “Acquisition”), and its wholly-owned subsidiary Manhattan Toy Europe Limited, pursuant to the Equity Purchase Agreement, dated as of such date, between the Company and H Enterprises International, LLC (“Seller”), whereby the Company purchased all of the issued and outstanding membership interests of Manhattan Group from Seller (the “Purchase Agreement”). The purchase price for the Acquisition was $17.0 million in cash, on a cash-free, debt-free basis, subject to adjustment to the extent that actual net working capital as of the Closing Date differs from target net working capital of $13.75 million. The Acquisition was funded with available cash and borrowings under the Company’s line of credit with The CIT Group/Commercial Services.

The Acquisition will be accounted for under the acquisition method of accounting for business combinations under the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, with the Company being the accounting acquirer under this guidance. The accompanying unaudited pro forma condensed combined financial statements, and the related notes thereto, were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, and are presented to illustrate the estimated effects of the Acquisition and the issuance of debt used to fund the Acquisition.

The accompanying unaudited pro forma condensed combined balance sheet combines the Company’s historical consolidated balance sheet as of January 1, 2023 with Manhattan Group’s historical consolidated balance sheet as of December 31, 2022, giving effect to the Acquisition as if it was completed on January 1, 2023.

The accompanying unaudited pro forma condensed combined statement of income for the year ended April 3, 2022 (“Fiscal 2022”) combines the Company’s historical consolidated statement of income for its Fiscal 2022 with Manhattan Group’s consolidated statement of income for its fiscal year ended December 31, 2021. The accompanying unaudited pro forma condensed combined statement of income for the nine-month period ended January 1, 2023 combines the Company’s historical consolidated statement of income for the nine-month period ended January 1, 2023 with Manhattan Group’s consolidated statement of income for the nine-month period ended December 31, 2022. The accompanying unaudited pro forma condensed combined statements of income give effect to the Acquisition as if it was completed on March 29, 2021.

The estimated purchase price of the Acquisition will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date. Any excess value of the estimated consideration transferred over the net assets acquired will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could have a material impact on the presentation of the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements, and the related notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended April 3, 2022, and Manhattan Group’s audited consolidated financial statements as of December 31, 2022, and for the year then ended, which are included in this Amendment No. 1 to Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the accompanying unaudited pro forma condensed combined financial statements.

The accompanying unaudited pro forma condensed combined financial statements are based upon available information and certain assumptions that the management of the Company believes are reasonable under the circumstances. The accompanying unaudited pro forma condensed combined financial statements, and the related notes thereto, are presented for illustrative purposes only, and do not purport to represent what the actual consolidated combined balance sheet or statement of income would have been had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position. Additionally, the unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the Acquisition.

The Company and Manhattan Group have different year end dates for their fiscal periods. Since the most recent audited financial statements of the Company were not older than fifteen months as of the time that the Current Report on Form 8-K reporting the Acquisition was initially filed on March 20, 2023, Manhattan Group’s consolidated financial statements as of December 31, 2021, and for the year then ended, were combined with the Company’s audited consolidated financial statements as of April 3, 2022, and for the year then ended, without reflecting an adjustment to align those different fiscal year ends.

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
(amounts in thousands)

							Pro Forma
							Condensed
	Crown Crafts, Inc.	Manhattan Group, LLC					Combined
	as of	as of	Transaction		Financing		as of
	January 1, 2023	December 31, 2022	Adjustments		Adjustments		January 1, 2023

ASSETS
Current assets:
Cash and cash equivalents	$3,076	$758	$(16,864)	2a	$13,900	2l	$870
Accounts receivable
Due from factor	17,190	-	-		-		17,190
Other	1,684	6,176	(3,055)	2b	-		4,805
Inventories, net	25,782	11,215	1,298	2b, c	-		38,295
Prepaid expenses and other current assets	1,501	493	343	2b	-		2,337

Total current assets	49,233	18,642	(18,278)		13,900		63,497

Operating lease right of use assets	1,320	997	(33)	2d	-		2,284

Property, plant and equipment - net	1,312	69	125	2e	-		1,506

Other assets:
Goodwill	7,125	-	486	2h	-		7,611
Intangible assets - net	2,293	-	1,300	2f	-		3,593
Other	86	-	-		-		86
Total other assets	9,504	-	1,786		-		11,290
Total Assets	$61,369	$19,708	$(16,400)		$13,900		$78,577

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,391	$775	$835	2b	$-		$8,001
Accrued wages and benefits	776	182	-		-		958
Accrued royalties	853	-	-		-		853
Dividends payable	813	-	-		-		813
Operating lease liabilities, current	963	263	(56)	2d	-		1,170
Other accrued liabilities	126	1,323	(531)	2b, i	-		918
Total current liabilities	9,922	2,543	248		-		12,713
Non-current liabilities:
Deferred income taxes	1,215	-	-		-		1,215
Long-term debt	-	-	-		13,900	2l	13,900
Operating lease liabilities, noncurrent	443	888	(131)	2b	-		1,200
Reserve for unrecognized tax liabilities	837	-	-		-		837
Total non-current liabilities	2,495	888	(131)		13,900		17,152

Commitments and contingencies	-	-	-		-		-

Shareholders' equity:
Common stock	130	-	-		-		130
Additional paid-in capital	56,866	32,433	(32,433)		-		56,866
Treasury stock - at cost	(15,803)	-	-		-		(15,803)
Retained earnings/AOCI	7,759	(16,156)	15,916		-		7,519
Total shareholders' equity	48,952	16,277	(16,517)		-		48,712
Total Liabilities and Shareholders' Equity	$61,369	$19,708	$(16,400)		$13,900		$78,577

See notes to unaudited proforma condensed combined balance sheet

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
(amounts in thousands, except share and per share amounts)

	Crown Crafts, Inc.	Manhattan Group, LLC
	and Subsidiaries	and Subsidiary					Pro Forma
	Consolidated Statement	Consolidated Statement					Condensed
	of Income	of Operations					Combined
	Fiscal Year ended	Year Ended	Transaction		Financing		Fiscal Year ended
	April 3, 2022	December 31, 2021	Adjustments		Adjustments		April 3, 2022

Net sales	$87,360	$28,496	$-		$-		$115,856
Cost of products sold	64,052	19,573	-		-		83,625
Gross profit	23,308	8,923	-		-		32,231
Marketing and administrative expenses	13,002	8,702	91	2j,			21,795
Income from operations	10,306	221	(91)		-		10,436
Other income (expense):
Interest expense - net of interest income	(50)	(345)	-		(870)	2m	(1,265)
Gain on extingishment of debt	1,985	-	-		-		1,985
Other - net	85	(31)	-		-		54
Income before income taxes	12,326	(155)	(91)		(870)		11,210
Income tax expense (benefit)	2,408	-	(60)	2k	(213)	2n	2,135
Net income	$9,918	$(155)	$(31)		$(657)		$9,075

Weighted average shares outstanding:

Basic	10,055						10,055

Diluted	10,084						10,084

Earnings per share:

Basic	$0.99						$0.90

Diluted	$0.98						$0.90

See notes to unaudited proforma condensed combined financial statements

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
(amounts in thousands, except share and per share amounts)

	Crown Crafts, Inc.	Manhattan Group, LLC
	and Subsidiaries	and Subsidiary					Pro Forma
	Consolidated Statement	Consolidated Statement					Condensed
	of Income	of Operations					Combined
	Nine Months Ended	Nine Months Ended	Transaction		Financing		Nine Months Ended
	January 1, 2023	December 31, 2022	Adjustments		Adjustments		January 1, 2023

Net sales	$53,440	$21,101	$-		$-		$74,541
Cost of products sold	38,335	15,481	-		-		53,816
Gross profit	15,105	5,620	-		-		20,725
Marketing and administrative expenses	8,891	6,819	351	2j, i	-		16,061
Income from operations	6,214	(1,199)	(351)		-		4,664
Other income (expense):
Interest expense - net of interest income	6	(526)	-		(653)	2m	(1,173)
Other - net	159	(99)	-		-		60
Income before income taxes	6,379	(1,824)	(351)		(653)		3,551
Income tax expense (benefit)	1,557	-	(533)	2k	(160)	2n	864
Net income	$4,822	$(1,824)	$182		$(493)		$2,687

Weighted average shares outstanding:

Basic	10,096						10,096

Diluted	10,116						10,116

Earnings per share:

Basic	$0.48						$0.27

Diluted	$0.48						$0.27

See notes to unaudited proforma condensed combined financial statements

CROWN CRAFTS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.

Description of transaction: On March 17, 2023 (the “Closing Date”), Crown Crafts, Inc. (the “Company”) completed the acquisition of Manhattan Group, LLC (“Manhattan Group”) (the “Acquisition”), and its wholly-owned subsidiary Manhattan Toy Europe Limited, pursuant to the Equity Purchase Agreement between the Company and H Enterprises International, LLC (“Seller”), whereby the Company purchased all of the issued and outstanding membership interests of Manhattan Group from Seller (the “Purchase Agreement”). The purchase price for the Acquisition was $17.0 million in cash, on a cash-free, debt-free basis, subject to adjustment to the extent that actual net working capital as of the Closing Date differs from target net working capital of $13.75 million. The Acquisition was funded with available cash and borrowings under the Company’s line of credit with The CIT Group/Commercial Services.

The cash paid on the Closing Date was calculated as follows (in thousands):

Purchase price	$17,000
Estimated cash at Closing Date	1,300
Target working capital	(13,750)
Estimated working capital at Closing Date	13,236
Other purchase price adjustments	(380)
Preliminary purchase price	$17,406

The table below represents the preliminary purchase price allocation for Manhattan Group based on estimates, assumptions, valuations and other analyses as of the Closing Date, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase price will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed, and therefore, calculation of goodwill, are dependent upon certain valuation and other studies that have not yet been completed and could differ materially from the amounts presented in the accompanying unaudited pro forma condensed combined financial statements.

The preliminary purchase price as shown in the table above is allocated to the tangible and intangible assets and liabilities of Manhattan Group based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows (in thousands):

Assets acquired:
Cash and cash equivalents	$1,300
Accounts receivable	3,121
Inventories, net	12,513
Prepaid expenses and other current assets	836
Operating lease right of use assets	964
Property, plant and equipment - net	194
Intangible assets - net	1,300
20,228

Liabilities assumed:
Accounts payable	1,610
Accrued wages and benefits	354
Other assumed liabilities	380
Operating lease liabilities, current	207
Operating lease liabilities, noncurrent	757
3,308

Total identifiable net assets acquired	16,920

Goodwill	486

Preliminary purchase price	$17,406

For purposes of the unaudited proforma condensed combined balance sheet, the Acquisition is assumed to have been completed on January 1, 2023. Since the purchase price was determined based on cash balances and working capital on the Closing Date, the transaction adjustments include adjustments to record cash and working capital consistent with the balances on the Closing Date.

2.

Transaction adjustments: The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition had occurred on January 1, 2023, and the unaudited proforma condensed combined statements of income were prepared as if the acquisition had occurred on March 29, 2021. These unaudited condensed combined financial statements reflect the following adjustments:

a.	To record the cash purchase price of $17.4 million and adjust cash to the balance at the Closing Date
b.	To adjust working capital acquired to the balances at the Closing Date
c.	To record assets and liabilities acquired at fair value
d.	To record acquired leases as new leases as required under purchase accounting
e.	To record acquired property plant and equipment at estimated fair value
f.	To record acquired identifiable intangibles of $1.3 million consisting of customer relationships, a licensor relationship, and trade names
g.	To record certain transaction costs assumed by the Company of $380,000
h.	To record the purchase price in excess of total identifiable net asset acquired of $486,000
i.	To record transaction expenses of $240,000 incurred after the proforma balance sheet date
j.	To record additional depreciation and amortization expense resulting from purchase accounting
k.	To record estimated income tax on the historical results of Manhattan Group and the tax effect of the transaction adjustments at an effective tax rate of 24.5%

Financing adjustments: The Acquisition was funded with available cash and borrowings under the Company’s line of credit with The CIT Group/Commercial Services. For purposes of the proforma condensed combined balance sheet, the Company is assumed to have used $3.5 million in cash and borrowed $13.9 million under the line of credit.

l.	To record borrowings of $13.9 million under the Company’s line of credit
m.	To record interest expense associated with borrowings used to fund the acquisition at an assumed interest rate of 6.26%
n.	To record the tax effect of the financing adjustments at 24.5%